EXHIBIT 99.1

FOR RELEASE: Thursday, May 1, 2025 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2025

     Shreveport, Louisiana – May 1, 2025 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended March 31, 2025, of $748,000 compared to net income of $732,000 reported for the three months ended March 31, 2024. The Company’s basic and diluted earnings per share were $0.24 for the three months ended March 31, 2025 and for the three months ended March 31, 2024. The Company reported net income of $2.7 million for the nine months ended March 31, 2025, compared to $3.0 million for the nine months ended March 31, 2024. The Company’s basic and diluted earnings per share were $0.88 for the nine months ended March 31, 2025 compared to $0.97 and $0.95, respectively, for the nine months ended March 31, 2024.

 The Company reported the following highlights during the nine months ended March 31, 2025:

●	Book value per share increased to $17.55 at March 31, 2025 from $16.80 at June 30, 2024.
●	There were no advances from the FHLB at March 31, 2025 or June 30, 2024.
●	Other borrowings totaled $4.0 million at March 31, 2025 compared to $7.0 million at June 30, 2024.

     The increase in net income for the three months ended March 31, 2025, as compared to the same period in 2024, resulted primarily from an increase of $270,000, or 6.1%, in net interest income, an increase of $32,000, or 6.3%, in non-interest income, and a decrease of $5,000, or 45.5%, in the provision for credit losses, partially offset by an increase of $260,000, or 6.5%, in non-interest expense and an increase of $31,000, or 17.6%, in the provision for income taxes. The increase in net interest income for the three months ended March 31, 2025, as compared to the same period in 2024, was primarily due to a decrease of $735,000, or 21.1%, in total interest expense, partially offset by a decrease of $465,000, or 5.9%, in total interest income. The Company’s average interest rate spread was 2.66% for the three months ended March 31, 2025, compared to 2.16% for the three months ended March 31, 2024. The Company’s net interest margin was 3.33% for the three months ended March 31, 2025, compared to 2.89% for the three months ended March 31, 2024.

     The decrease in net income for the nine months ended March 31, 2025, as compared to the same period in 2024, resulted primarily from a decrease of $891,000, or 6.1%, in net interest income and an increase of $102,000, or 35.2%, in the provision for income taxes, partially offset by a decrease of $331,000, or 2.7%, in non-interest expense, an increase of $248,000, or 23.0%, in non-interest income, and an increase of $167,000 in the recovery of credit losses. The decrease in net interest income for the nine months ended March 31, 2025, as compared to the same period in 2024, was primarily due to a decrease of $1.2 million, or 5.1%, in total interest income, partially offset by a decrease of $329,000, or 3.5%, in total interest expense. The Company’s average interest rate spread was 2.44% for the nine months ended March 31, 2025, compared to 2.46% for the nine months ended March 31, 2024. The Company’s net interest margin was 3.14% for the nine months ended March 31, 2025, and the nine months ended March 31, 2024.

      The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended March 31,
	2025		2024
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$459,828	5.94%	$504,918	5.80%
Investment securities	95,706	2.44	104,646	2.21%
Interest-earning deposits	14,513	3.05	3,607	3.79%
Total interest-earning assets	$570,047	5.28%	$613,171	5.18%

Interest-bearing liabilities:
Savings accounts	$94,375	1.75%	$69,178	0.62%
NOW accounts	69,562	1.15	68,170	0.58%
Money market accounts	75,882	2.01	89,313	2.60%
Certificates of deposit	182,721	3.76	222,534	4.36%
Total interest-bearing deposits	422,540	2.57	449,195	2.86%
Other bank borrowings	4,000	7.71	9,448	8.73%
FHLB advances	-	-	5,956	5.87%
Total interest-bearing liabilities	$426,540	2.62%	$464,599	3.02%

	For the Nine months ended March 31,
	2025		2024
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$460,972	5.90%	$503,664	5.80%
Investment securities	96,395	2.24	109,255	2.38%
Interest-earning deposits	23,326	4.45	5,060	3.55
Total interest-earning assets	$580,693	5.24%	$617,979	5.18%

Interest-bearing liabilities:
Savings accounts	$89,171	1.69%	$73,676	0.46%
NOW accounts	71,022	1.17	67,145	0.47%
Money market accounts	76,828	2.20	98,021	2.44%
Certificates of deposit	191,936	4.04	209,985	4.05%
Total interest-bearing deposits	428,957	2.75	448,827	2.58%
Other bank borrowings	4,832	7.55	9,100	8.57%
FHLB advances	-	-	4,151	5.77%
Total interest-bearing liabilities	$433,789	2.80%	$462,078	2.72%

       The $32,000 increase in non-interest income for the three months ended March 31, 2025, compared to the prior year quarterly period, was primarily due to an increase of $27,000 in other non-interest income, an increase of $19,000 in service charges on deposit accounts, an increase of $11,000 in gain on sale of loans, and an increase of $1,000 in income on bank owned life insurance, partially offset by a decrease of $26,000 in gain on sale of securities. The $248,000 increase in non-interest income for the nine months ended March 31, 2025 compared to the prior year nine-month period was primarily due to a decrease of $149,000 in loss on sale of real estate, an increase of $115,000 in other non-interest income, an increase of $14,000 in service charges on deposit accounts, and an increase of $5,000 in income from bank owned life insurance, partially offset by an increase of $32,000 in loss on sale of securities, and a decrease of $3,000 in gain on sale of loans.

       The $260,000 increase in non-interest expense for the three months ended March 31, 2025, compared to the same period in 2024, is primarily attributable to increases of $414,000 in data processing expense, $77,000 in occupancy and equipment expense, $67,000 in audit and examination fees, $49,000 in professional fees, $40,000 in other non-interest expense, $15,000 in loan and collection expense, and $12,000 in deposit insurance premium expense. The increases were partially offset by decreases of $317,000 in compensation and benefits expense, $55,000 in advertising expense, $33,000 in franchise and bank shares tax expense, and $9,000 in amortization of core deposit intangible expense. The $331,000 decrease in non-interest expense for the nine months ended March 31, 2025, compared to the same nine-month period in 2024, is primarily attributable to decreases of $470,000 in compensation and benefits expense, $184,000 in franchise and bank shares tax expense, $179,000 in advertising expense, $65,000 in other non-interest expense, $47,000 in professional fees, $42,000 in amortization of core deposit intangible expense, $22,000 in deposit insurance premium expense, and $19,000 in loan and collection expense. The decreases were partially offset by increases of $594,000 in data processing expense, $86,000 in occupancy and equipment expense, and $17,000 in audit and examination fees. The increase in data processing expense resulted from a billing discrepancy with our core processor, which had failed to issue invoices for certain services dating back to December 2022. Upon discovery of the issue, we negotiated a discounted settlement to resolve the outstanding invoices.

       Total assets decreased $17.9 million, or 2.8%, from $637.5 million at June 30, 2024 to $619.6 million at March 31, 2025. The decrease in assets was comprised of decreases in net loans receivable of $12.6 million, or 2.7%, from $470.9 million at June 30, 2024 to $458.3 million at March 31, 2025, cash and cash equivalents of $4.5 million, or 12.9%, from $34.9 million at June 30, 2024 to $30.4 million at March 31, 2025, premises and equipment of $736,000, or 4.0%, from $18.3 million at June 30, 2024 to $17.6 million at March 31, 2025, loans-held-for-sale of $734,000, or 42.4%, from $1.7 million at June 30, 2024 to $999,000 at March 31, 2025, core deposit intangible of $216,000, or 18.0%, from $1.2 million at June 30, 2024 to $983,000 at March 31, 2025, investment securities of $102,000, or 0.1%, from $96.0 million at June 30, 2024 to $95.9 million at March 31, 2025, and partially offset by increases in real estate owned of $482,000, or 115.3% from $418,000 at June 30, 2024 to $900,000 at March 31, 2025, deferred tax asset of $186,000, or 15.7%, from $1.2 million at June 30, 2024 to $1.4 million at March 31, 2025, other assets of $178,000, or 13.2%, from $1.3 million at June 30, 2024 to $1.5 million at March 31, 2025, bank owned life insurance of $87,000, or 1.3%, from $6.8 million at June 30, 2024 to $6.9 million at March 31, 2025, and accrued interest receivable of $27,000, or 1.5%, from $1.78 million at June 30, 2024 to $1.8 million at March 31, 2025.

       Total liabilities decreased $19.8 million, or 3.4%, from $584.7 million at June 30, 2024 to $564.9 million at March 31, 2025. The decrease in liabilities was comprised of decreases in total deposits of $17.2 million, or 3.0%, from $574.0 million at June 30, 2024 to $556.8 million at March 31, 2025, other borrowings of $3.0 million, or 42.9%, from $7.0 million at June 30, 2024 to $4.0 million at March 31, 2025, advances from borrowers for taxes and insurance of $137,000, or 26.3%, from $521,000 at June 30, 2024 to $384,000 at March 31, 2025, and partially offset by an increase in other accrued expenses and liabilities of $577,000, or 18.1%, from $3.2 million at June 30, 2024 to $3.8 million at March 31, 2025. The decrease in deposits resulted from decreases in certificates of deposit of $32.5 million, or 15.1%, from $214.9 million at June 30, 2024 to $182.4 million at March 31, 2025, money market deposits of $5.7 million, or 6.6%, from $85.5 million at June 30, 2024 to $79.9 million at March 31, 2025, and non-interest deposits of $535,000, or 0.4%, from $130.3 million at June 30, 2024 to $129.8 million at March 31, 2025, partially offset by increases in savings deposits of $19.3 million, or 25.2%, from $76.6 million at June 30, 2024 to $96.0 million at March 31, 2025, and NOW accounts of $2.1 million, or 3.1%, from $66.6 million at June 30, 2024 to $68.7 million at March 31, 2025. The Company had no balances in brokered deposits at March 31, 2025 or June 30, 2024.

       At March 31, 2025, the Company had $3.0 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $1.9 million of non-performing assets at June 30, 2024, consisting of six one-to-four family residential loans, six home equity loans, two commercial non-real estate loans, two commercial real-estate loans, and one consumer loan at March 31, 2025, compared to five one-to-four family residential loans, four home equity loans, three commercial non-real estate loans, and three single-family residences in other real estate owned at June 30, 2024. At March 31, 2025 the Company had nine one-to-four family residential loans, six home equity loans, five commercial non-real-estate loans, two commercial real-estate loans, and two consumer loans classified as substandard, compared to six one-to-four family residential loans, five commercial non-real-estate loans, four home equity loans and one consumer loan classified as substandard at June 30, 2024. There were no loans classified as doubtful at March 31, 2025 or June 30, 2024.

       Shareholders’ equity increased $1.9 million, or 3.6%, from $52.8 million at June 30, 2024 to $54.7 million at March 31, 2025. The increase in shareholders’ equity was comprised of net income for the nine-month period of $2.7 million, a decrease in the Company’s accumulated other comprehensive loss of $559,000, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $370,000, and proceeds from the issuance of common stock from the exercise of stock options of $19,000, partially offset by dividends paid totaling $1.2 million, and stock repurchases of $517,000.

          Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

      Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

      In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

HOME FEDERAL BANCORP, INC. OF LOUISIANA CONSOLIDATED BALANCE SHEETS (In thousands except share and per share data)

	March 31, 2025	June 30, 2024
	(Unaudited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $22,197 and $25,505 at March 31, 2025 and June 30, 2024, Respectively)	$30,439	$34,948
Securities Available-for-Sale (amortized cost March 31, 2025: $34,751; June 30, 2024: $30,348, Respectively)	32,149	27,037
Securities Held-to-Maturity (fair value March 31, 2025: $52,428; June 30, 2024: $54,450, Respectively)	63,066	67,302
Other Securities	636	1,614
Loans Held-for-Sale	999	1,733
Loans Receivable, Net of Allowance for Credit Losses (March 31, 2025: $4,632; June 30, 2024: $4,574, Respectively)	458,301	470,852
Accrued Interest Receivable	1,802	1,775
Premises and Equipment, Net	17,567	18,303
Bank Owned Life Insurance	6,897	6,810
Goodwill	2,990	2,990
Core Deposit Intangible	983	1,199
Deferred Tax Asset	1,367	1,181
Real Estate Owned	900	418
Other Assets	1,528	1,350

Total Assets	$619,624	$637,512

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$129,799	$130,334
Interest-bearing	426,964	443,673
Total Deposits	556,763	574,007
Advances from Borrowers for Taxes and Insurance	384	521
Other Borrowings	4,000	7,000
Other Accrued Expenses and Liabilities	3,758	3,181

Total Liabilities	564,905	584,709

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized: None Issued and Outstanding	-	-
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,118,764 and 3,142,168 Shares Issued and
Outstanding at March 31, 2025 and June 30, 2024, Respectively	32	32
Additional Paid-in Capital	42,055	41,739
Unearned ESOP Stock	(336)	(408)
Retained Earnings	15,024	14,055
Accumulated Other Comprehensive Loss	(2,056)	(2,615)

Total Shareholders’ Equity	54,719	52,803

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$619,624	$637,512

HOME FEDERAL BANCORP, INC. OF LOUISIANA CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine months ended
	March 31,		March 31,
	2025	2024	2025	2024
Interest income
Loans, including fees	$6,740	$7,281	$20,426	$21,952
Investment securities	83	124	213	573
Mortgage-backed securities	493	451	1,406	1,384
Other interest-earning assets	109	34	779	135
Total interest income	7,425	7,890	22,824	24,044
Interest expense
Deposits	2,675	3,194	8,851	8,688
Federal Home Loan Bank borrowings	-	87	-	180
Other bank borrowings	76	205	274	586
Total interest expense	2,751	3,486	9,125	9,454
Net interest income	4,674	4,404	13,699	14,590

Provision for (recovery of) credit losses	6	11	(172)	(5)
Net interest income after provision for credit losses	4,668	4,393	13,871	14,595

Non-interest income
Gain on sale of loans	80	69	181	184
Loss on sale of real estate	-	-	(266)	(415)
Gain(Loss) on sale of securities	-	26	(6)	26
Income on Bank-Owned Life Insurance	29	28	87	82
Service charges on deposit accounts	382	363	1,165	1,151
Other income	47	20	165	50
Total non-interest income	538	506	1,326	1,078

Non-interest expense
Compensation and benefits	2,136	2,453	6,667	7,137
Occupancy and equipment	610	533	1,711	1,625
Data processing	553	139	1,107	513
Audit and examination fees	150	83	473	456
Franchise and bank shares tax	135	168	304	488
Advertising	22	77	123	302
Professional fees	145	96	396	443
Loan and collection	46	31	104	123
Amortization Core Deposit Intangible	70	79	216	258
Deposit insurance premium	102	90	267	289
Other expenses	282	242	729	794
Total non-interest expense	4,251	3,991	12,097	12,428
Income before income taxes	955	908	3,100	3,245
Provision for income tax expense	207	176	392	290

NET INCOME	$748	$732	$2,708	$2,955

EARNINGS PER SHARE
Basic	$0.24	$0.24	$0.88	$0.97
Diluted	$0.24	$0.24	$0.88	$0.95

	Three Months Ended		Nine months ended
	March 31,		March 31,
	2025	2024	2025	2024

Selected Operating Ratios(1):
Average interest rate spread	2.66%	2.16%	2.44%	2.46%
Net interest margin	3.33%	2.89%	3.14%	3.14%
Return on average assets	0.50%	0.45%	0.58%	0.60%
Return on average equity	5.59%	5.62%	6.85%	7.64%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.49%	0.37%	0.49%	0.37%
Allowance for credit losses as a percent of non-performing loans	215.44%	203.11%	215.44%	203.11%
Allowance for credit losses as a percent of total loans receivable	1.00%	0.97%	1.00%	0.97%

Per Share Data:
Shares outstanding at period end	3,118,764	3,145,236	3,118,764	3,145,236
Weighted average shares outstanding:
Basic	3,061,928	3,047,335	3,062,511	3,039,907
Diluted	3,087,624	3,091,011	3,081,233	3,095,817
Book value per share at period end	$17.55	$16.71	$17.55	$16.71

______________
(1) Ratios for the three and nine month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145